UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 19, 2013

NetSpend Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34915	20-2306550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Brazos Street, Suite 1300

Austin, Texas 78701-2582

(Address of Principal executive offices, including Zip Code)

(512) 532-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Merger Agreement

On February 19, 2013, NetSpend Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Total System Services, Inc., a Georgia corporation (“Parent”), and General Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent (the “Surviving Corporation”). The Merger Agreement has been approved unanimously by the Board of Directors of the Company.

At the effective time of the Merger:

•               each share of the Company common stock (“Common Stock”) issued and outstanding immediately prior to the effective time (other than any dissenting shares, treasury shares, or shares held by the Company, Parent or Sub and their respective subsidiaries) will be cancelled and retired and converted into the right to receive from the Surviving Corporation an amount in cash, without interest, equal to $16.00 (the “Merger Consideration”);

•               each share of Series A Convertible Preferred Stock (“Preferred Stock”) issued and outstanding immediately prior to the effective time (other than any dissenting shares) will be cancelled and retired and converted into the right to receive from the Surviving Corporation, an amount in cash, without interest, equal to $160.00;

•               each outstanding option to purchase Common Stock (x) that is or will be vested on or prior to the effective time of the Merger (a “Vested Option”), will be canceled in exchange for the right to receive a cash payment equal to the product of (i) the number of shares of Common Stock subject to such Vested Option immediately prior to the effective time and (ii) the excess, if any, of the Merger Consideration over the per share exercise price of such Vested Option, (y) that is subject to a time based vesting condition and is unvested as of the effective time of the Merger (an “Unvested Option”), will be assumed by Parent and converted into options to acquire a number of shares of Parent common stock based on a customary conversion ratio and will continue to be governed by the same material terms and conditions as were applicable immediately prior to the effective time to the Unvested Option from which it was converted, and (z) any option that is not vested and is subject solely to a performance based vesting condition which performance condition has not been satisfied at or prior to the effective time of the Merger shall be cancelled without payment as of the effective time of the Merger.  Notwithstanding the foregoing, Parent and the Company have agreed that the Company may accelerate the vesting of Unvested Options held by certain holders, and as a result, at the effective time of the Merger, such options will be converted into the right to receive a cash payment equal to the product of (i) the number of shares of Common Stock subject to such Unvested Option immediately prior to the effective time and (ii) a sum equal to the Merger Consideration less the exercise price of the Unvested Option; and

•               each share of restricted stock and each restricted stock unit granted by the Company (x) that is or will be vested on or prior to the effective time of the Merger (a “Vested Restricted Share”) and that is outstanding immediately prior to the effective time will be canceled in exchange for the right to receive a cash payment equal to the product of (i) the number of shares of Common Stock subject to such Vested Restricted Share immediately prior to the effective time and (ii) the Merger Consideration and (y) that is unvested as of the effective time of the Merger (a “Unvested Restricted Share”) and that is outstanding immediately prior to the effective time will be converted into a right to acquire a number of shares of Parent common stock based on a customary conversion ratio and will continue to be governed by the same material terms and conditions as were applicable immediately prior to the effective time to the Unvested Restricted Share from which it was converted; provided that (i) any Unvested Restricted Shares that are subject to a performance based vesting condition will be modified to substitute a time-based vesting condition, except with respect to certain Unvested Restricted Shares held by certain holders which shall become subject to revised performance based vesting conditions, and (ii) certain Unvested Restricted Shares held by certain holders will be forfeited.  Notwithstanding the foregoing, Parent and the Company have agreed that the Company may accelerate the vesting of Unvested Restricted Shares held by certain holders, and as a result, at the effective time of the Merger, such restricted stock will be canceled and terminated in exchange for the right to receive a cash payment equal to the product of (i) the number of shares of Common Stock subject to such Unvested Restricted Share immediately prior to the effective time and (ii) the Merger Consideration.

Consummation of the Merger is subject to customary conditions, including (i) the adoption of the Merger Agreement by the Company’s stockholders, (ii) receipt of required antitrust and other regulatory approvals, (iii) the accuracy of the representations and warranties of the parties (generally subject to Material Adverse Effect (as defined in the Merger Agreement) or other materiality qualifications), (iv) the absence of any legal restrictions on the consummation of the Merger, (v) the absence of a Material Adverse Effect with respect to the Company, (vi) material compliance by the parties with their respective covenants and agreements under the Merger Agreement and (vii) the absence of any material security breach that has resulted in or is reasonably expect to result in losses to the Company of more than $25.6 million. The Merger is not subject to any financing condition.

The Merger Agreement contains customary representations and warranties of the Company, Parent and Sub. The Merger Agreement also contains customary covenants and agreements, including with respect to the operation of the business of the Company and its subsidiaries between signing and closing, governmental filings and approvals, financing efforts and cooperation, public disclosures and similar matters.   In addition, the Company is subject to a “no-shop” restriction on its ability to solicit alternative acquisition proposals, and to provide information to and engage in discussions with third parties. The no-shop restriction is subject to provisions that allow the Company under certain circumstances to provide information and participate in discussions with respect to unsolicited alternative acquisition proposals.

The Merger Agreement contains certain termination rights of each of Parent and the Company, including the Company’s right to terminate the Merger Agreement under certain circumstances to enter into a definitive agreement providing for a superior proposal, subject to a five (5) business day matching right by Parent and payment of the termination fee described below by the Company concurrently with such termination.  Among other provisions, the Merger Agreement may also be terminated by either party if the Merger has not occurred on or before October 31, 2013 (the “Outside Date”).  The Merger Agreement provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to (i) reimburse Parent for its documented out-of-pocket expenses reasonably incurred in connection with the Merger Agreement, up to $10 million and/or (ii) pay Parent a termination fee of $52.6 million (less any expenses reimbursed).

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement which is attached hereto as Exhibit 2.1and incorporated herein by reference.

The representations, warranties and covenants of the parties contained in the Merger Agreement have been made solely for the benefit of such parties. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by confidential disclosures made by the parties to each other in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties and the Merger that is or will be contained in, or incorporated by reference into, the proxy statement that the Company will file in connection with the Merger, and the other documents that the parties will file, with the Securities and Exchange Commission (“SEC”).

Additional Agreements

In connection with the transactions contemplated by the Merger Agreement, Parent entered into a voting agreement (the “Voting Agreement”) with JLL Partners Fund IV, L.P., JLL Partners Fund V, L.P., Oak Investment Partners X, Limited Partnership and Oak X Affiliates Fund, L.P. (collectively, the “Stockholder Parties”), who together hold shares of Common Stock and Preferred Stock representing an aggregate of approximately 38% of the outstanding voting securities of the Company. Pursuant to the Voting Agreement, each such stockholder agreed to vote all of its shares (to the extent such shares are entitled to vote) in favor of the adoption and approval of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, and against any proposal or transaction that is intended, or would reasonably be expected to, materially impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the performance by the Company of its obligations under the Merger Agreement.  The Stockholder Parties are also subject to certain non-solicitation restrictions set forth in the Voting Agreement.  The Voting Agreement terminates on the earliest of (i) the effective time of the Merger, (ii) the date the Merger Agreement is terminated in accordance with its terms and (iii) as to any Stockholder Party, (x) any material change to any provision of the Merger Agreement that reduces the amount of, or changes the form of, the merger consideration or (y) any amendment of the Merger Agreement that extends the Outside Date beyond December 31, 2013, unless, in the case of clause (x) or (y), such change or amendment is consented to by such Stockholder Party.

In addition, on February 19, 2013, the Company entered into the Second Addendum (the “Second Addendum”) to the Fourth Amended and Restated Independent Agency Agreement (the “Agency Agreement”), dated as of June 2, 2008, with ACE Cash Express, Inc. (“ACE”), as amended by the Memorandum of Understanding, dated as of September 9, 2010 and amended further by that certain Addendum dated as of May 1, 2012.  The Second Addendum provides for, among other things, (i) a five year extension of the term of the Agency Agreement, (ii) the release of certain restrictions on the activities of ACE outside the United States, (iii) a new annual incentive based on the number of new accounts funded each year, (iv) additional compensation to support the growth of the online business, (v) changes to the annual marketing allowance, (vi) new commission tiers for direct deposit and in-store customer loads and (vii) a $3 million bonus amount to be paid by the Company within 10 days following the closing of the Merger.  The effectiveness of the Second Addendum is conditioned in all respects upon the consummation of the Merger. The foregoing description of the ACE Addendum does not purport to be complete and is qualified in its entirety by the ACE Addendum, which will be filed as an exhibit to the Company’s next periodic report. The Company intends to submit a FOIA confidential treatment request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the ACE Addendum. The omitted material will be included in the request for confidential treatment.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO.

Investors and stockholders may obtain free copies of the proxy statement and other documents filed by the Company (when available), at the SEC’s Web site at www.sec.gov or in the Investor Relations section of the Company’s Web site at www.netspend.com. The proxy statement and such other documents may also be obtained, when available, for free from the Company by directing such request to NetSpend Holdings, Inc., Attn: Secretary, Telephone (512) 532-8200.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information concerning the interests of those persons is set forth in the Company’s proxy statement relating to the 2012 annual stockholder meeting and annual report on Form 10-K for the fiscal year ended December 31, 2011and quarterly reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 filed with the SEC, and will also be set forth in the proxy statement relating to the transaction when it becomes available.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2013 the Company entered into (1) an amendment to the employment agreement for each of George Gresham, the Company’s Chief Financial Officer, and Steven Coleman, the Company’s Executive Vice President, General Counsel and Secretary to provide a payment to each executive in the amount of any excise tax that may be imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) in connection with any “excess parachute payments” that may be paid to the executive under Section 280G of the Code as the result of a change in control of the Company that occurs on or prior to December 31, 2013 together with the amount of any income, employment or excise taxes imposed on such payment; and (2) an amendment to the outstanding stock option and restricted stock agreements with each of Mr. Gresham and Mr. Coleman providing for the vesting of any unvested portion of such stock options and restricted stock awards in the event the executive’s employment with the Company is terminated by the Company without Cause or the executive terminates his employment for Good Reason, in either case, during the 30-day period prior to a change in control and the termination is in connection with the change in control transaction.

This summary of the two amendments does not purport to be complete and is qualified in its entirety by reference to the copies of the form of amendments attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Item 8.01  Other Events.

On February 19, 2013, the Company issued a joint press release with Parent announcing the execution of the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)                  Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSPEND HOLDINGS, INC.

By:	/s/ Daniel R. Henry

Name: Daniel R. Henry

Title: Chief Executive Officer

Date: February 19, 2013

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of February 19, 2013, among Total System Services, Inc., General Merger Sub, Inc. and NetSpend Holdings, Inc.

10.1	Form of First Amendment to Employment Agreement between NetSpend Corporation and each of George W. Gresham and Steven F. Coleman

10.2	Form of Amendment to the Stock Option Award Agreements and the Restricted Stock Agreements between NetSpend Holdings, Inc. and each of George W. Gresham and Steven F. Coleman

99.1	Joint Press Release of Total System Services, Inc. and NetSpend Holdings, Inc., dated February 19, 2013

*                 Certain of the schedules and similar attachments are not filed but NetSpend Holdings, Inc. undertakes to furnish a copy of the schedules or similar attachments to the SEC upon request.